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                                                                   Exhibit 10.10

                                             (OMRIX BIOPHARMACEUTICALS(TM) LOGO)
                                                    innovative solutions
                                                    for a healthier world

August 10, 2006

Mr. Patrick Schmidt
FFF Enterprises, Inc.
41093 County Center Drive
Temecula, CA 92651

     Re: Supply And Distribution Agreement: Investigational Phase between Omrix biopharmaceuticals, Ltd. and FFF Enterprises, Inc., dated as of December 21, 2005 (the "Agreement")

Dear Pat:

To date, the FDA has not approved the Treatment Protocol and the Treatment Protocol Charge Price for Omrigam NF. Nevertheless, FFF and Omrix have agreed to conduct the Phase 3 Clinical Trial in accordance with Section 4.2.c.2 of the Agreement, as modified by the following terms:

     1. FFF commits to complete the Phase 3 Clinical Trial independent of receiving an approval for the Treatment Protocol and Treatment Protocol Charge Price.

     2. FFF will continue to attempt to obtain approval from the FDA for Treatment Protocol and Treatment Protocol Charge Price during the Phase 3 Clinical Trial.

     3. Omrix commits to supply FFF with Omrigam NF manufactured from source plasma in the amount required for the Phase 3 Clinical Trial.

     4. Omrix will invoice and FFF will pay the Treatment Protocol Purchase Price (*** per gram) for the Omrigam NF supplied for the purpose of the Phase 3 Clinical Trial. FFF will pay this amount notwithstanding the provisions of Section 4.3.a of the Agreement. Payment will be due within 30 days from the date of shipping. The cost of purchasing Omrigam NF under this letter shall not be included in the calculation of FFF's out-of-pocket expenses for conducting the Clinical Trials under Section 15.3.a of the Agreement.

     5. If FFF receives approval of a Treatment Protocol from the FDA, Omrix will credit FFF for the Treatment Protocol Purchase Price charged by Omrix for Omrigam NF supplied by Omrix for the Phase 3 Clinical Trial prior to the receipt of a Treatment Protocol (the "Credit Amount"). The credit will be applied against purchases of Omrigam NF made under the Treatment Protocol up to the Credit Amount.

                          OMRIX biopharmaceuticals Ltd.

PORTIONS OF THIS EXHIBIT MARKED BY AN *** HAVE BEEN OMITTED PURSUANT TO A
REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
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                                             (OMRIX BIOPHARMACEUTICALS(TM) LOGO)
                                                    innovative solutions
                                                    for a healthier world

     6. The parties agree that approval of a Treatment Protocol shall no longer be a basis for termination of the Agreement. Accordingly,
          Section 15.2.b to the Agreement is amended to delete "If the Treatment Protocol is not approved within two (2) months from when the Treatment Protocol was received by the FDA; or" to read in its entirety: "If the Treatment Protocol is approved by the FDA and (i) approval is subsequently revoked or (ii) the Treatment Protocol is placed on clinical hold and the Treatment Protocol cannot be reinstated without undue hardship to either Party;".

     7. The parties agree that the Treatment Protocol will only apply to primary immune deficiency. Accordingly, in the 1st sentence of the definition of Treatment Protocol, in Section 1.26 of the Agreement, the following words are deleted: "and other immune diseases" and the 4th sentence in Section 2.10 of the Agreement shall be revised to read: "In the event the FDA approves the use of the Investigational Drug in the Treatment Protocol for primary immune deficiency, the first payment will commence..."

     8. As applicable to clause (iii) of Section 15.3d of the Agreement, the applicable date shall be changed from September 1, 2007 to 12 months from approval of the Treatment Protocol.

     9. Clause (b) of Section 15.3(e) of the Agreement shall be changed from "up to a maximum amount of *** for the Investigational Drug supplied by Omrix for the Clinical Trials at the Treatment Protocol Purchase Price" to the amount of the Credit Amount applied against purchases of Omrigam NF made by FFF under the Treatment Protocol.

This letter is issued under the Agreement, and except as modified herein, the Agreement continues in full force. All terms capitalized in this letter, not otherwise defined herein, shall have the meaning set forth in the Agreement.

Please sign below, and return copy to Omrix, to indicate FFF's agreement to the terms of this letter.

Very truly yours,

/s/ Robert Taub
-------------------------------------
Robert Taub

FFF Enterprises, Inc.


By: /s/ Pat Schmidt
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Name:
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Title:
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Date:
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                          OMRIX biopharmaceuticals Ltd.